UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2023

Lucira Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39976	27-2491037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1315 63rd St Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 350-8071

1412 62nd Street, Emeryville, California 94608

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LHDX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

Effective January 10, 2023, the board of directors of Lucira Health, Inc. (the “Company”) appointed Richard Narido to serve as Chief Financial Officer. Mr. Narido has been serving as the Company’s interim Chief Financial Officer as well as principal financial officer and principal accounting officer since November 15, 2022, and he will continue in the roles of principal financial officer and principal accounting officer. The disclosures required by Form 8-K Item 5.02(c)(2) and (3) are included in Item 5 of the Company’s Quarterly Report on Form 10-Q filed on November 14, 2022.

Mr. Narido will be eligible to participate in the Company’s Officer Severance Benefit Plan, a copy of which is incorporated by reference as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022. Mr. Narido will enter into the Company’s standard form of Indemnity Agreement for directors and executive officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lucira Health, Inc.

Date: January 13, 2023	By:	/s/ Richard Narido
Richard Narido Chief Financial Officer